UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/22/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Molina Healthcare of California, a wholly owned subsidiary of Molina Healthcare, Inc., has entered into a new two-plan model managed care contract with the California Department of Health Services. The contract relates to the provision of health care services to Medi-Cal (Medicaid) members in Riverside and San Bernardino Counties.

There are two key time periods under the new contract: (i) the implementation period, and (ii) the operations period. Molina Healthcare of California is currently operating under the implementation period, which extends from August 1, 2006 to March 31, 2007 and coincides with the remaining term under the health plan's existing contract with the California Department of Health Services. Upon completion of the implementation period, effective as of April 1, 2007, the operations period of the new contract shall commence and shall extend to March 31, 2009, with up to three 24-month extension periods. The other terms and conditions of the new contract remain materially unchanged from Molina Healthcare of California's existing Medi-Cal contract with the California Department of Health Services for Riverside and San Bernardino Counties.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 29, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel